Exhibit 10.30

JetPay Corporation

Non-Qualified Stock Option Agreement

(“Award Agreement”)

______________________________________

JetPay Corporation, a Delaware corporation (the “Company”) hereby grants to _____________________(the “Optionee”) a stock option (the “Option”) to purchase a total of _________shares of the Company’s Common Stock, par value $.001 per share (the “Shares”) at the price of ______per share, pursuant to the Company’s 2013 Stock Incentive Plan, as amended, (the “Plan”). The Option is subject to the applicable terms and conditions of the Plan, which are incorporated herein by reference, and in the event of any contradiction, distinction or difference between this Award Agreement and the terms of the Plan, the terms of the Plan will control, unless it is otherwise specified in the Plan that such contradiction, distinction or difference is allowed. All capitalized terms used herein have the meanings set forth herein or in the Plan. As used herein, the term “Company” includes any Affiliates of the Company.

1.          Vesting.

For as long as the Optionee remains employed by the Company, the Option shall vest according to the following schedule:

(a)          _______of the Option shall vest on each anniversary of the option grant date (provided that fractional shares shall be rounded down to the nearest whole share).

(b)          Notwithstanding the above vesting schedule, any then-remaining unvested portion of the Option shall vest immediately upon a Change in Control.

2.          Duration.

(a)          As to any portion of the Shares, the Option granted hereby shall first become exercisable on the date of vesting set forth above, provided that the Option has not terminated as set forth in Section 6 of this Award Agreement prior to the time of vesting or exercise.

(b)          The Option shall expire on the earlier of the dates set forth in Section 6 of this Award Agreement and ten years from the date of this Agreement (“the Termination Date”).

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3.          Exercise.

All or part of the exercisable portion of the Option may be exercised by the Optionee upon duly executed written notice of such exercise, in a form acceptable to the Secretary or Treasurer of the Company, at its principal office. The notice shall specify the number of Shares for which the Option is being exercised (which number, if less than all of the Shares then subject to exercise, shall be 100 or a multiple thereof) and shall be accompanied by payment in full of the purchase price of such Shares. If a registration statement under the Securities Act of 1933 is not then in effect with respect to the Shares issuable upon such exercise, it shall be a condition precedent that the person exercising the Option give to the Company a written representation and undertaking, satisfactory in form and substance to the Board that he or she is acquiring the shares for his or her own account for investment and not with a view to the distribution thereof. Upon full compliance by the Optionee, a certificate for the Shares purchased shall be delivered or mailed to the Optionee. The method of payment of the purchase price for the applicable Shares shall be payment (a) in United States dollars in cash or by check, bank draft or money order payable to the order of the corporation, or (b) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option. If the Optionee is subject to Section 16 of the Exchange Act, the Optionee may direct the Company to withhold Shares otherwise to be delivered to him or her upon the exercise of all or part of the exercisable portion of the Option in order to pay the exercise price and/or withholding taxes due on such Option.

4.          Withholding.

The Company’s obligation to deliver Shares upon the exercise of the Option shall be subject to applicable federal, state, and local tax withholding requirements, which may be satisfied by withholding shares that otherwise would be delivered upon the exercise of the Option, subject to the approval of the Committee (except as set forth above).

5.          Certain Rights Not Conferred by Option.

The Optionee shall not, by virtue of holding this Option, be entitled to any rights of a stockholder in the Company. Any person exercising an Option shall not be considered a record holder of the Shares so purchased for any purpose until the date on which he or she is actually recorded as the holder of such Shares in the records of the Company.

6.          Termination of Employment.

(a)          Nothing in this letter shall confer on the Optionee the right to continue in the service of the Company or interfere in any way with the right of the Company to terminate the Optionee’s service at any time. If the Optionee’s employment with the Company terminates for any reason, this Option shall be canceled and shall terminate for no further consideration to the extent of the number of Shares covered by this Award Agreement which were not vested on the date of such termination of employment.

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(b)          If the Optionee’s employment with the Company terminates by reason of Cause, as hereinafter defined, this Option shall remain exercisable to the extent of the number of Shares covered by this Agreement which were vested on the date of such termination of employment until the first to occur of (i) three months after the date of such termination of employment or (ii) ten years from the date of this Award Agreement. If any portion of the Option is not exercised within such time period, such portion shall not thereafter be exercisable and the Option shall be canceled and shall terminate for no further consideration. For purposes of this Award Agreement, “Cause” shall mean that the Optionee has (i) engaged in any type of disloyalty to the Company or a subsidiary or affiliate of the Company, including without limitation fraud, embezzlement, theft, or dishonesty in the course of his employment or service to the Company or a subsidiary or affiliate of the Company; (ii) been convicted of a felony; (iii) disclosed any proprietary information of the Company or a subsidiary or affiliate of the Company, without the consent of the Company or a subsidiary or affiliate of the Company; or (iv) breached the terms of any written confidentiality agreement or any non-competition agreement with the Company or a subsidiary or affiliate of the Company in any material respect.

(d)          If the Optionee’s employment with the Company terminates for any reason other than Cause, this Option shall remain exercisable by the Optionee or the Optionee’s personal representative or representatives to the extent of the number of Shares covered by this Agreement which were vested on the date of such termination of employment until ten years from the date of this Award Agreement. If any portion of the Option is not exercised within such time period, such portion shall not thereafter be exercisable and the Option shall be canceled and shall terminate for no further consideration.

7.          Acceptance of Terms; Compliance with Law.

The acceptance by the Optionee of this option shall constitute the acceptance of and agreement to all of the terms and conditions contained herein and in the Plan. The Company may impose any additional conditions or restrictions on the Award or the exercise of the Option as it deems necessary or advisable to ensure that all rights granted under the Plan satisfy the requirements of applicable securities laws. The Company shall not be obligated to issue or deliver any Shares if such action violates any provision of any law or regulation of any governmental authority or national securities exchange.

8.          Lost Award Agreement.

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Award Agreement and upon delivery of a bond of indemnity satisfactory to the Company (or, in the case of mutilation, upon surrender of this Award Agreement), the Company will issue to the holder a replacement Award Agreement (containing the same terms as this Award Agreement).

9.          Choice of Law.

This Award Agreement shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Delaware, except as superseded by applicable federal law. This Award Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and the Optionee and his or her heirs and legal representatives, subject to the restrictions on assignability and transferability set forth in the Plan.

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10.         Amendment.

The Committee may amend the terms of this Award Agreement to the extent permitted by the Plan. The construction and interpretation of any provision of this Award Agreement or the Plan shall be final and conclusive when made by the Committee.

11.         Notices.

All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the Optionee’s last known address as noted on his or her Company personnel file or to the Company at JetPay Corporation, 1175 Lancaster Avenue, Suite 200, Berwyn, PA 19312 or such other addresses (including any electronic mail addresses) as the recipient party has specified by prior written notice to the sending party, as applicable. The address for such notices may be changed from time to time by written notice given in the manner provided for herein.

12.         Entire Agreement.

This agreement constitutes the entire agreement between the Optionee and the Company with respect to the subject matter hereof and controls and supersedes any prior understandings, agreements or representations by or between the parties, written or oral with respect to its subject matter, including but not limited to the provisions of any and all employment agreements and offer letters, and may not be modified except by written instrument executed by the Optionee and the Company, except as otherwise permitted by the Plan.

13.         Nonqualified Stock Option.

The Option granted hereby is not intended to be an incentive stock option pursuant to Section 422 of the Code and will not be treated as an incentive stock option.

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This acknowledgement must be signed by the Optionee and returned to the attention of the undersigned within fifteen (15) days; otherwise, the Option will lapse and become null and void. The Optionee’s signature will also acknowledge that the Optionee has received and reviewed the Plan and that the Optionee agrees to be bound by the terms of the Plan.

JetPay Corporation

By:
Peter B. Davidson, Corporate Secretary

Accepted as of __________, 201_:

Signature of Optionee

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